As filed with the Securities and Exchange Commission on February 18, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADVAXIS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	02-0563870
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

305 College Road East
Princeton, New Jersey 08540
(609) 452-9813

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mr. Daniel J. O’Connor
Chief Executive Officer
305 College Road East
Princeton, New Jersey 08540
(609) 452-9813

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

The Commission is requested to send copies of all communications to:

Mark F. McElreath

Matthew W. Mamak

Alston & Bird LLP

90 Park Avenue

New York, New York 10016-1387

Telephone: (212) 210-9400

Approximate date of commencement of proposed sale to the public: As soon as possible after the registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] (File No. 333-194009)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the state offering. [  ] ______

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [X]

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $0.001 par value per share	N/A	N/A	$3,835,119.15	$445.64

(1)	The $3,835,119.15 proposed maximum aggregate offering price is in addition to the remaining proposed maximum aggregate offering price registered pursuant to the Registrant’s Registration Statement on Form S-3 (File No. 333-194009).

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE OF
EARLIER REGISTRATION STATEMENT

This Registration Statement is being filed with respect to the registration of additional securities pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), and General Instruction IV of Form S-3. The contents of the Registration Statement on Form S-3 (Registration No. 333-194009) initially filed by Advaxis, Inc. with the Securities and Exchange Commission (the “Commission”) on February 18, 2014, including certain exhibits thereto, and declared effective by the Commission on March 4, 2014, are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Princeton, State of New Jersey, on February 18, 2015.

Advaxis, Inc.

By:	/s/ Daniel J. O’Connor
Daniel J. O’Connor Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of February 18, 2015.

Signatures	Title

/s/ Daniel J. O’Connor	Chief Executive Officer and President
Daniel J. O’Connor	(Principal Executive Officer) and Director

/s/ Sara Bonstein*	Chief Financial Officer and Senior Vice President
Sara Bonstein	(Principal Financial and Accounting Officer)

/s/ Dr. James P. Patton*	Chairman of the Board of Directors
Dr. James P. Patton

/s/ Roni A. Appel*	Director
Roni A. Appel

/s/ Richard Berman*	Director
Richard Berman

/s/ Dr. Thomas McKearn*	Director
Dr. Thomas McKearn

/s/ Dr. Samir Khleif *	Director
Dr. Samir Khleif

/s/ Dr. David Sidransky*	Director
Dr. David Sidransky

*By:	/s/ Daniel J. O’Connor
Daniel J. O’Connor
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Alston & Bird LLP.

23.1	Consent of Marcum, LLP.

23.2	Consent of Alston & Bird LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).